UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2009

Graco Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-09249	41-0285640
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88-11th Avenue Northeast Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 623-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule-425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement

On January 23, 2009, Graco Inc. (the “Company”) entered into the First Amendment to Revolving Credit Agreement (the “Credit Agreement”) and Waiver (“First Amendment and Waiver”). The parties to the First Amendment and Waiver are the Company, U.S. Bank National Association, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, and Bank of America N.A. (“Lenders”).

In the First Amendment and Waiver, the Lenders agreed to amend the Credit Agreement by inserting in Section 1.1 a definition of Funding Threshold, by modifying Section 7.9 ERISA by deleting the final sentence and by replacing the text appearing after the word “Subsidiary” in Section 9.3 Plans with the following text:

or permit the value of any Plan’s benefits guaranteed under the Plan to exceed the value of the Plan’s assets allocable to benefits, calculated consistent with Section 430 of the Code, to exceed the applicable Funding Threshold as of the dates set forth in the definition thereof.

In addition, in the First Amendment and Waiver, the Lenders waive the Company’s non-compliance with Sections 9.3 and 6.2 of the Credit Agreement (“Existing Defaults”) and any Default or Event of Default arising from the Existing Defaults. To induce the Lenders to enter into the First Amendment and Waiver, the Company reiterates as of the date of the First Amendment and Waiver various representations and warranties, including the ones made in Article VII of the Credit Agreement, and represents that no Default or Event of Default shall have occurred or be continuing after giving effect to the First Amendment and Waiver.

The Subsidiaries who guaranteed the Company’s payment and performance of its obligations under the Credit Agreement acknowledge and confirm in the First Amendment and Waiver that their guaranty remains in full force and effect after the execution of the First Amendment and Waiver.

The description of the First Amendment and Waiver provided above is qualified in its entirety by reference to the complete terms of the First Amendment and Waiver, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	First Amendment to Revolving Credit Agreement and Waiver dated January 23, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRACO INC.

Date:	January 29, 2009	By:	/s/Karen Park Gallivan
Karen Park Gallivan
Its: Vice President, General Counsel and Secretary